ARTICLES OF MERGER
                                       OF
                           USG ANNUITY & LIFE COMPANY
                     UNITED LIFE & ANNUITY INSURANCE COMPANY
                                       AND
                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                                      INTO
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY



The undersigned HEREBY CERTIFY:

                                    ARTICLE I

         That USG Annuity & Life Company, an Oklahoma stock life insurance company, has a capitalization consisting of 1,000 authorized shares of voting common stock, par value of $3,000 per share, of which 833 shares are issued and outstanding. United Life & Annuity Insurance Company, an Iowa stock life insurance company, has a capitalization consisting of 4,200,528 authorized shares of voting common stock, par value of $2.00 per share, of which 4,200,528 shares are issued and outstanding. Equitable Life Insurance Company of Iowa, an Iowa stock life insurance company, has a capitalization consisting of 7,500,000 authorized shares of voting common stock, par value of $1.00 per share, of which 5,000,300 shares are issued and outstanding. Golden American Life Insurance Company, an Iowa stock life insurance company, has a capitalization consisting of 250,000 authorized shares of voting common stock, par value of $10.00 per share, of which 250,000 shares are issued and outstanding. Lion Connecticut Holdings Inc. ("LCH") owns one hundred percent (100%) of the issued and outstanding shares of stock of United Life & Annuity Company and Equitable Life Insurance Company of Iowa. Equitable Life Insurance Company of Iowa owns one hundred percent (100%) of the issued and outstanding shares of stock of USG Annuity & Life Company and Golden American Life Insurance Company.

                                   ARTICLE II

         That the Agreement and Plan of Merger between the parties to the merger has been approved and adopted by the respective Board of Directors of the parties to the merger in accordance with the requirements of Oklahoma Statutes Title 18 Section 1082 and Chapter 490 Sections 1101 and 1103, Code of Iowa, and that a copy of said Agreement and Plan of Merger is attached hereto as Exhibit A.

                                   ARTICLE III

         That the Agreement and Plan of Merger has been unanimously approved and adopted by the respective shareholders of the parties to the merger in accordance with Oklahoma Statutes Title 18 Section 1082 and Chapter 490, Section 1103, Code of Iowa, with each share of voting common stock being voted by such shareholders in favor of such Agreement and Plan.

                                   ARTICLE IV

         That the surviving corporation shall be Golden American Life Insurance Company, which shall change its name to ING USA Annuity and Life Insurance Company on the effective date of the merger.

                                    ARTICLE V

         That these Articles of Merger shall be effective upon the last to occur of (a) 12:02 a.m., January 1, 2004, (b) 12:02 a.m. on the date on which the Articles of Merger are filed with the Iowa Secretary of State, or (c) 12:02 a.m. on the date on which a Certificate of Merger, as prescribed by Oklahoma law, is filed with the Oklahoma Secretary of State.


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


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Merger this 25th day of June, 2003.

                      USG ANNUITY & LIFE COMPANY


                      By: /s/Keith Gubbay
                         ---------------------------------------------------
                         Name: Keith Gubbay
                         Title: President


                      UNITED LIFE & ANNUITY INSURANCE COMPANY


                      By: /s/Keith Gubbay
                         ---------------------------------------------------
                         Name: Keith Gubbay
                         Title: President


                      EQUITABLE LIFE INSURANCE COMPANY OF IOWA

                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Title: President


                      GOLDEN AMERICAN LIFE INSURANCE COMPANY

                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Title: President

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           USG ANNUITY & LIFE COMPANY
                     UNITED LIFE & ANNUITY INSURANCE COMPANY
                                       AND
                    EQUITABLE LIFE INSURANCE COMPANY OF IOWA
                                      INTO
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                                  TO BE RENAMED
                   ING USA ANNUITY AND LIFE INSURANCE COMPANY


     AGREEMENT AND PLAN OF MERGER, dated as of June 25, 2003 (the "Agreement"), by and between USG Annuity & Life Company ("USG"), an Oklahoma stock life insurance company, United Life & Annuity Insurance Company ("ULA"), an Iowa stock life insurance company, Equitable Life Insurance Company of Iowa ("ELIC"), an Iowa stock life insurance company, and Golden American Life Insurance Company ("GALIC"), a Delaware stock life insurance company, each having its primary office for books and records at 909 Locust Street, Des Moines, Iowa 50309;

     WHEREAS, each of USG, ULA, ELIC and GALIC is a wholly owned subsidiary of Lion Connecticut Holdings Inc.; and

     WHEREAS, on the date of the Merger but prior to the Effective Time (as hereinafter defined), GALIC shall have been duly redomesticated to Iowa in accordance with the applicable provisions of the laws of the State of Delaware and the State of Iowa (the "Redomestication");

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time (as hereinafter defined) USG, pursuant to Title 18, Oklahoma Statutes, and ULA and ELIC, pursuant to Chapter 490, Code of Iowa, will be statutorily merged with and into GALIC and the separate corporate existence of USG, ULA and ELIC shall cease. GALIC as it exists from and after the Effective Time is sometimes referred to as the "Surviving Corporation."

     Section 1.2. Effective Time of the Merger. Subject to the terms and conditions of this Agreement, Articles of Merger shall be duly prepared, executed and acknowledged by USG, ULA, ELIC and GALIC and shall be filed with the Commissioner of the Iowa Insurance Division and a Certificate of Merger, as prescribed by Oklahoma law, shall be duly prepared, executed and acknowledged by GALIC and shall be filed with the Insurance Commissioner for the State of Oklahoma. The merger described in Section 1.1 (the "Merger") shall become effective upon the last to occur of (a) 12:02 a.m., January 1, 2004, (b) 12:02 a.m. on the date on which the Articles of Merger are filed with the Iowa Secretary of State, or (c) 12:02 a.m. on the date on which the Certificate of Merger is filed with the Oklahoma Secretary of State, provided the Articles of Merger have been approved by the Commissioner of the Iowa Insurance Division and the Certificate of Merger has been approved be the Insurance Commissioner for the State of Oklahoma and, provided further, that the Redomestication shall have been duly effected pursuant to Section 508.12 Code of Iowa and Delaware Code Title 18 Section 4946. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

Section  1.3.  Effects  of the  Merger.  The Merger  shall  have the  effects as
follows:       -----------------------

     1. The parties to this Agreement shall be one insurance corporation which shall be GALIC, the Surviving Corporation, which by virtue of the Redomestication, shall be an Iowa stock life insurance company.

     2.   The separate existence of USG, ULA and ELIC shall cease.

     3. The title to real estate and other property owned by each of USG, ULA and ELIC is vested in GALIC without reversion or impairment.

     4.   GALIC has all liabilities of each corporation party to the Merger.

     5. A proceeding pending against any of USG, ULA or ELIC may be continued as if the merger did not occur or the Surviving Corporation may be substituted in the proceeding for USG, ULA or ELIC, respectively.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1. Articles of Incorporation. The Articles of Incorporation of GALIC as in effect at the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation and the name of the Surviving Corporation shall be ING USA Annuity and Life Insurance Company.

         Section 2.2. Bylaws. The Bylaws of GALIC in effect at the Effective Time shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation.

         Section 2.3 Directors and Officers. The directors and officers of GALIC in office at the Effective Time shall continue in office and shall constitute the directors and officers of the Surviving Corporation for the terms for which such persons have been elected and until their respective successors shall be elected or appointed and qualified.


                                   ARTICLE III
                                 CAPITALIZATION

     All of the shares of capital stock of USG, ULA and ELIC which are issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and by operation of law and without any action on the part of the holder thereof, shall no longer be outstanding, shall be canceled and retired, and cease to exist, and each holder of a certificate representing any such shares of capital stock of USG, ULA and ELIC shall thereafter cease to have any rights with respect to such shares of capital stock thereof.


                                   ARTICLE IV
                                  MISCELLANEOUS

     Section 4.1. Cooperation. Each of USG, ULA, ELIC and GALIC shall take, or cause to be taken, all action or do or cause to be done, all things necessary, proper or advisable under the laws of the State of Oklahoma and the State of Iowa to consummate and effectuate the Merger, subject, however, to the appropriate vote or consent of the Board of Directors of each of USG, ULA, ELIC and GALIC in accordance with the requirements of the applicable provisions of the laws of the State of Oklahoma and the State of Iowa.

     Section 4.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Iowa, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, each of USG, ULA, ELIC and GALIC have executed this Agreement as of the date first written above.


                      USG Annuity & Life Company


                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Its:  President


                      United Life & Annuity Insurance Company

                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Its:  President



                      Equitable Life Insurance Company of Iowa

                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Its:  President


                      Golden American Life Insurance Company

                      By:  /s/Keith Gubbay
                          --------------------------------------------------
                          Name: Keith Gubbay
                          Its:  President